Exhibit 32.2

                                  CERTIFICATION
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned officers hereby certifies that, to his knowledge, (1) the Annual Report on Form 10-K of Productivity Technologies Corp. for the year ended June 30, 2003 as to which this Certification is an exhibit fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and (2) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Productivity Technologies Corp..

Date: January 20, 2004

/s/ Jesse A. Levine
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Jesse A. Levine,
Vice President and Chief Financial Officer